UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 15, 2015

Date of Report

(Date of earliest event reported)

Corporate Resource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36060	80-0551965
(State or other jurisdiction	(Commission	(IRS Employer Identification
of incorporation)	File Number)	No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices and zip code)

(646) 443-2380

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In their amendment ( the “Amendment”) to their account purchase agreements (each an “Account Purchase Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) dated as of December 3, 2014, Corporate Resource Services, Inc. (“CRS”) and each of its subsidiaries, Corporate Resource Development Inc., Diamond Staffing Services, Inc., Insurance Overload Services, Inc., TS Staffing Services, Inc., Accountabilities, Inc. and Integrated Consulting Group, Inc. (together the “Company”), agreed to (a) deliver to Wells Fargo, on or before December 19, 2014, a proposal letter (the “Proposal Letter”) to provide debt or equity financing to the Company in an amount no less than, and the proceeds of which to be used to repay in cash in full, all indebtedness, liabilities and obligations of the Company and its affiliates to Wells Fargo under the Account Purchase Agreements and related documents, (b) deliver to Wells Fargo, on or before January 15, 2015, a commitment letter (the “Commitment Letter”) with respect to such financing proposal, and (c) repay all amounts owing to Wells Fargo under the Account Purchase Agreements on or before January 31, 2015. The Company timely delivered the Proposal Letter and continues to work with the issuer of such financing proposal on the financing described therein, but the Company failed to timely deliver the Commitment Letter. In addition, the Company reported to Wells Fargo on January 15, 2015, through submission of a report first due on December 15, 2014, that it was not in compliance with the Tangible Net Worth covenant under the Account Purchase Agreements as of November 30, 2014, and the Company has not yet delivered to Wells Fargo its December 2014 monthly report, due by January 15, 2015. These failures and noncompliances constitute and result in defaults under the Account Purchase Agreements. We are currently in discussions regarding a potential waiver of the failures and noncompliances and to extend the January 31, 2015 repayment deadline.

The terms of the Amendment and each such Account Purchase Agreement were previously described in Items 1.01 and 2.03 of the Forms 8-K listed below, which are incorporated herein by reference:

•	Form 8-K filed with the Securities Exchange Commission (“SEC”) on September 1, 2010 relating to the Account Purchase Agreement between Insurance Overload Services, Inc., a Delaware Corporation (“Insurance Overload”), and Wells Fargo dated as of August 27, 2010;

•	Form 8-K filed with the SEC on November 5, 2010 relating to the Account Purchase Agreement between Corporate Resource Development, Inc., a Delaware Corporation (“CRD”), and Wells Fargo dated as of November 2, 2010;

•	Form 8-K filed with the SEC on February 1, 2011 relating to the Account Purchase Agreement between Diamond Staffing Services, Inc., a Delaware Corporation (“Diamond”), and Wells Fargo dated as of January 31, 2011;

•	Form 8-K filed with the SEC on November 25, 2011 relating to the Amended and Restated Account Purchase Agreement between TS Staffing Services, Inc., a Texas Corporation (“TS Staffing”), and Wells Fargo, dated as of November 21, 2011; and

•	Form 8-K filed with the SEC on June 21, 2013 relating to the Account Purchase Agreement and amendment hereto between Accountabilities, Inc., a Delaware Corporation (“Accountabilities”), and Wells Fargo dated as of June 13, 2013.

•	Form 8-K filed with the SEC on June 26, 2014 reporting that each of CRS, Accountabilities; Diamond, Insurance Overload, TS Staffing, CRD and Integrated Consulting Group, Inc. (“Integrated”) executed an amendment to their Account Purchase Agreement that effectively extends their term through June 30, 2015, provides for an aggregate of $80.0 million in financing of receivables at an annual rate equal to LIBOR plus 4.25% to 6.17%, establishes financial covenants, and provides for other fees over the course of the term. Integrated and Wells Fargo entered into an account purchase agreement as of November 1, 2013.

•	Form 8-K filed with the SEC on December 9, 2014 relating to the Amendment and Account Purchase Agreements.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits:

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 21, 2015	Corporate Resource Services, Inc.

	By	/s/John P. Messina, Sr.
Name: John P. Messina, Sr.
Title: Chief Executive Officer